Exhibit 23.5

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement on Form S-4 of our report dated February 19, 2015 with respect to our audits of the consolidated financial statements of Cover-All Technologies Inc. and Subsidiary as of December 31, 2014 and 2013 and for each of the years in the three year period ended December 31, 2014. We also consent to the reference to our Firm under the heading “Experts” in such Registration Statement.

/s/ MSPC, Certified Public Accountants and Advisors, PC

Cranford, New Jersey

February 19, 2015